EXHIBIT 10.6

AMENDMENT NO. 1
TO
PRE-INCORPORATION AGREEMENT AND SUBSCRIPTION

This constitutes Amendment No. 1 to that certain Pre-Incorporation Agreement and Subscription (the “Agreement”), dated as of August 16, 2006, by and between Dean Sukowatey (“Sukowatey”), and Sun Bear, LLC, a Texas limited liability company (“Sun Bear”).

For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree, as follows:

A. Paragraph 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.1     The parties hereto agree to take all commercially reasonable steps necessary, and consistent with the terms of this Agreement, to cause the formation of All Energy, in conformity with the table set forth below.

Initial Ownership of all shares of All Energy:

- 187,500 shares owned by Sukowatey
- 125,000 shares owned by Sun Bear
- A total of 187,500 shares to be reserved for issuance to advisors, seed capital, etc.
- 187,500 shares to be reserved for issuance to Broghammer, should he become a part of All Energy
- 187,500 shares to be reserved for issuance to Zabler, should he become a part of All Energy
- 187,500 shares to be reserved for issuance to B. Swain, should he become a part of All Energy
- 187,500 shares to be reserved for issuance to R. Swain, should he become a part of All Energy”

B. Paragraph 2.3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.3.3  Promptly upon the incorporation of All Energy, Fifty Thousand Dollars ($50,000) obtained from the initial seed capital investor will be deposited into a bank account of All Energy. For consideration of the payment of such $50,000 to All Energy, the initial seed capital investor will receive 12,500 shares of the stock of All Energy.”

C. Article IV of the Agreement is hereby deleted in its entirety and replaced with the following:

“IV.     SUBSCRIPTION FOR ALL ENERGY COMMON STOCK

The parties hereto hereby agree for the initial shares of common stock to be issued by All Energy, as follows:

Subscriber	Number of Shares Subscribed	Consideration to be Paid for Shares Subscribed
Dean Sukowatey	187,500	187.50
Sun Bear, LLC	125,000	125.00”

In all other aspects, the Agreement is ratified and affirmed.

/s/ DEAN SUKOWATEY
Dean Sukowatey

SUN BEAR, LLC

By: /s/ SCOTT B. GANN
Scott B. Gann
President

-----------------------------------------

PRE-INCORPORATION AGREEMENT AND SUBSCRIPTION

This Pre-Incorporation Agreement and Subscription is made and entered into as of the 20th day of July, 2006, by and among Dean Sukowatey and Sun Bear, LLC (each is a “Party” and, collectively, they are the “Parties”).

WHEREAS, the parties desire to form a new Delaware corporation for the purpose of providing a management team attractive to Wall Street, with a view towards conducting an IPO or through other forms of institutional financing in order to acquire one or more businesses in the ethanol and alternative energy industries; and

WHEREAS, the parties desire to determine and establish the rights, duties, powers, disabilities, benefits and liabilities between them and with respect to the new corporation;

WITNESSETH, for and in consideration of the mutual promises of the parties, each being consideration for the promises of the other, for Ten Dollars cash in hand, and for other good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

I. DEFINITIONS

The terms listed below shall, for the purposes of this Agreement, have the meanings ascribed to them, as follows:

1.1 “Agreement” means this Pre-Incorporation Agreement and Subscription.

1.2 “All Energy” means All Energy Company, a corporation to be formed under the laws of the State of Delaware.

 1.3 “Broghammer” means James R. Broghammer, an individual resident of the State of Iowa.

 1.4 “B. Swain” means R.L. Bibb Swain, an individual resident of the State of Virginia.

 1.5 “R. Swain” means Rob Swain, an individual resident of the State of Virginia.

 1.6 “Sukowatey” means Dean Sukowatey, an individual resident of the State of Minnesota.

 1.7 “Sun Bear” means Sun Bear LLC, a Texas limited liability company.

 1.8 “Zabler” means Scott D. Zabler, an individual resident of the State of South Dakota.

II. AGREEMENT TO FORM CORPORATION

 2.1 The parties hereto agree to take all commercially reasonable steps necessary, and consistent with the terms of this Agreement, to cause the formation of All Energy, in conformity with the table set forth below.

 Initial Ownership of all shares of All Energy:

- 1,500 shares owned by Sukowatey
- 1,000 shares owned by Sun Bear
- A total of 1,500 shares to be reserved for issuance to advisors, seed capital, etc.
- 1,500 shares to be reserved for issuance to Broghammer, should he become a part of All Energy
- 1,500 shares to be reserved for issuance to Zabler, should he become a part of All Energy
- 1,500 shares to be reserved for issuance to B. Swain, should he become a part of All Energy
- 1,500 shares to be reserved for issuance to R. Swain, should he become a part of All Energy

 2.2 The Parties understand and agree that the foregoing table sets forth the initial ownership of All Energy Company, only upon the terms and conditions set forth herein.

 2.3 The following is the timetable (the “Timetable”) which the organization and funding of All Energy will follow, and each numbered item in the timetable is an “Event”:

  2.3.1 Execution of this Agreement, the date of which is conclusively evidenced by the date at the beginning of this Agreement.

  2.3.2 Within two business days after incorporation of All Energy, execution of a written consent in lieu of director’s organization meeting, which consent will (i) adopt the Bylaws (defined below), (ii) adopt a budget (the "Initial Budget") for All Energy through the time of the Funding Event (defined below), (iii) elect officers of All Energy and (iv) authorize the issuance of the stock of All Energy (the Parties shall be the initial shareholders (the "Shareholders") of All Energy).

  2.3.3 Promptly upon the incorporation of All Energy, Fifty Thousand Dollars ($50,000) obtained from the initial seed capital investor will be deposited into a bank account of All Energy. For consideration of the payment of such $50,000 to All Energy, the initial seed capital investor will receive 100 shares of the stock of All Energy.

  2.3.4 The Funding Event (defined below) shall occur within thirty calendar days after the date of formation of All Energy.

  2.3.5 The Super-Funding Event (defined below) shall occur within one year after the date of formation of All Energy.

 2.4 The Parties agree that time is of the essence for the events and the timing described in the Timetable.

 2.5 In the event any Event does not occur as and when required by the Timetable:

  2.5.1 this Agreement shall be terminated;

  2.5.2 if formed, All Energy shall be wound up and its existence terminated; and

  2.5.3 in the event that the Funding Event has occurred, but the Super-Funding Event does not timely occur, any money of All Energy remaining shall be paid first to approved expenses of All Energy, then to the investor or investors participating in the Funding Event, and any money remaining thereafter shall be distributed pro rata to the Shareholders.

 2.6 The Parties understand and agree that, subsequent to its organization, All Energy shall, in a private offering of its equity securities, raise an amount not less than Two Million Dollars ($2,000,000) (the "Funding Event") , to be used on terms and conditions established by the board of directors of All Energy. Thereafter, All Energy will raise funds in an IPO in an amount not less than One Hundred And Thirty Million Dollars ($130,000,000) (the "Super-Funding Event"). The precise number of shares of All Energy common stock to be offered and sold in such IPO will be determined by the board of directors of All Energy by appropriate action.

 2.7 The Parties further agree that Eric Newlan, Esquire, will be engaged as attorney for, and will be the incorporator of, All Energy, on behalf of the Parties. The Certificate of Incorporation of All Energy (the "All Energy Certificate") shall be in the form of Exhibit "A" attached hereto and incorporated herein by this reference.

 2.8 Prior to the formation of All Energy, each Party will pay his own costs and expenses relative to this Agreement. The costs of formation of All Energy, and the expenses to prepare the corporate documents of All Energy, shall be paid or reimbursed by All Energy.

III.       CHARACTERISTICS OF ALL ENERGY

 All Energy is to have certain characteristics set forth in the All Energy Certificate (Exhibit “A”) and in its Bylaws, which shall be in the form of Exhibit “B” attached hereto and incorporated herein by this reference.

IV.      SUBSCRIPTION FOR ALL ENERGY COMMON STOCK

 The parties hereto hereby agree for the initial shares of common stock to be issued by All Energy, as follows:

Subscriber	Number of Shares Subscribed	Consideration to be Paid for Shares Subscribed
Dean Sukowatey	1,500	150.00
Sun Bear, LLC	1,000	150.00

V. BUSINESS OF ALL ENERGY

 5.1 All Energy shall be organized for the purpose of providing an attractive management team to Wall Street, with a view towards obtaining Super Funding by conducting an IPO or through other forms of institutional financing (other than through a private placement) with which to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the ethanol and alternative energy industries. The following sets forth the intended course of business of All Energy, once incorporated:

The Parties believe that the ethanol and alternative energy industries present attractive opportunities for consolidation and growth and a favorable area in which to attempt to consummate one or more business combinations. Collectively, the Parties have extensive experience on Wall Street and investment banking consulting, and in the ethanol industry, as leading managers, principals or directors of prominent companies. In addition, the Parties collectively comprise a formidable pool of expertise covering the key areas of ethanol production. It is the intent of the Parties to leverage this industry experience by focusing on identifying prospective acquisition targets within the ethanol industry.

After organization, in order to obtain the Super Funding, All Energy will pursue an IPO or other forms of institutional financing other than a private placement, the proceeds from which will be used to acquire one or more businesses and, if appropriate opportunities arise, to engage in new construction of an ethanol, or other alternative energy, production facility. It is anticipated by the Parties that, until the completion of the IPO or other forms of such institutional financing, they would continue to control All Energy and, for some period thereafter, would continue to exert control over which acquisitions or new construction opportunities All Energy would pursue.

 5.2 The Parties understand and agree that each currently has or, in the future, may have affiliations with companies in the ethanol and alternative energy industries. Should All Energy seek to effect a business transaction with an entity that is directly or indirectly affiliated with one of the Parties, it is likely that conflicts of interest would arise. In such event, persons with such a conflict of interest shall announce the conflict, and such announcement shall be spread in the official minutes of the meeting. Directors shall be held to the standards of responsibility for directors as required by Delaware law and the All Energy Certificate and bylaws of All Energy, as amended from time to time.

 5.3 The Parties further understand and agree that each will not be obligated to spend his full-time efforts to the affairs of All Energy. However, subject to the terms of this Agreement, each of the Parties agrees to make a commercially reasonable effort to accomplish the business objectives of All Energy. Also, it is possible that All Energy's then-current officers and directors will resign upon the consummation of a business combination. In addition, All Energy shall engage in such other legal activities as the board of directors of All Energy shall determine.

VI. AGREEMENT WITH RESPECT TO COMMON STOCK OF ALL ENERGY

 6.1 All of the shares of common stock of All Energy to be issued to Sukowatey and Sun Bear pursuant to this Agreement shall be subject to the terms and conditions of this paragraph VI. Shares of common stock of All Energy acquired by any of the Parties subsequent to the initial capitalization transaction contemplated by this Agreement shall not be subject to the terms and conditions of this paragraph VI.

 If is further agreed by the Parties that all of the shares of common stock of All Energy that may be issued to Broghammer, B. Swain, R. Swain and/or Zabler shall be issued subject to the terms and conditions of this paragraph VI, which shall be acknowledged by such parties in writing.

 6.2 Restrictions on Transfer of Common Stock. Neither of the parties may assign, transfer, give, encumber, pledge, hypothecate or otherwise dispose of any shares of common stock of All Energy acquired by them hereunder, other than as permitted under this paragraph VI. Subject to the terms of this paragraph VI, each of the parties may exercise all other rights of ownership with respect to their shares of common stock of All Energy.

 6.3 Endorsement of Common Stock Certificates. Each certificate representing shares of common stock of All Energy to be issued pursuant to this Agreement to Sukowatey and Sun Bear shall bear the following legend conspicuously printed or typewritten on its face:

“SEE TRANSFER RESTRICTIONS ON REVERSE SIDE.”

 The reverse side of each such certificate shall bear the following, or substantially similar, legends conspicuously printed or typewritten thereon:

 6.3.1 “THE OWNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PRE-INCORPORATION AGREEMENT AND SUBSCRIPTION, DATED AS OF AUGUST 16, 2006, BY AND BETWEEN DEAN SUKOWATEY AND SUN BEAR, LLC.”

  6.3.2 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

VII.     VOTING AGREEMENT

 7.1 Elections of Directors. For so long as the Parties to this Agreement collectively own More than 50% of the voting stock of All Energy, each Party shall vote for Sukowatey in any election of directors of All Energy.

 7.2 Specific Performance. It is agreed that, in view of the inability to assess monetary damages arising hereunder as a result of a breach of the provisions of this paragraph VI, the non-breaching party or parties may seek specific performance by the breaching party or parties, and the breaching party or parties shall pay attorney’s fees incurred by the non-breaching party or parties in enforcing the provisions of this paragraph VI.

VIII. REPRESENTATIONS AND WARRANTIES

 8.1 Sukowatey represents and warrants that he is under no disability with respect to entering into this Agreement.

 8.2 Sun Bear represents and warrants that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas with full power and authority to make and perform this Agreement.

IX. TERMINATION

 This Agreement shall remain in effect until the earlier of (A) such time as the Parties shall enter into a written agreement to terminate this Agreement or (B) the date upon which All Energy closes on the Super-Funding or (C) the failure of the Super-Funding to occur at the time required by the Timetable.

X.        LEGAL REPRESENTATION

 The parties agree that it is possible that conflicts may arise between them at some future time. Because the law firm of Newlan & Newlan has drafted this Pre-incorporation Agreement and Subscription and is to provide legal services on behalf of All Energy, once formed, should there arise a legal conflict between and among the parties, the parties agree that Newlan & Newlan would be unable to represent any of the parties hereto. That is, each party would need to seek other legal counsel. Each of the parties shall indicate his acknowledgment and acceptance of this legal representation by initialing below in the appropriate space:

/s/ DS Dean Sukowatey	SUN BEAR, LLC By: /s/ SBG Scott B. Gann President

XI. MISCELLANEOUS

 11.1 Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to choice of law considerations.

 11.2 Arbitration. The parties agree that any dispute arising out of this Agreement shall be submitted to arbitration with the American Arbitration Association at its Chicago, Illinois, office. Such arbitration shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association then in effect. Any award by the arbitrator or arbitrators shall be enforceable by any court of competent jurisdiction.

 11.3 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents. Facsimile signatures shall be deemed original signatures.

 11.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

 11.5 Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ DEAN SUKOWATEY
Dean Sukowatey

SUN BEAR, LLC

By: /s/ SCOTT B. GANN
Scott B. Gann
President